Salibello & Broder, LLP
Certified Public Accountants
New York, New York

September 24, 2001

Hipstyle.com, Inc.
1221 Brickell Avenue
Miami, Florida 33131

We consent to the inclusion in this registration statement on Form SB-2 of our unaudited financial statements for the period ended March 31, 2001 of Hipstyle.com, Inc.

/s/ Salibello & Broder, LLP
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    Salibello & Broder, LLP